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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Borror Corporation on Form S-8 (No. 023270) of our report dated May 23, 1996 on our audits of the statements of net assets available for benefits of Borror Corporation Retirement Plan and Trust as of December 31, 1995 and 1994 and the related statements of changes in net assets available for benefits for the years then ended which report is included in this Form 11-K.

                                                       COOPERS & LYBRAND, L.L.P.

Columbus, Ohio
May 23, 1996

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